As filed with the Securities and Exchange Commission on July , 1997.

                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                                    CEL-SCI Corporation
              (Exact name of registrant as specified in charter)

                                        Colorado
                (State or other jurisdiction of incorporation)

                                    66 Canal Center Plaza, Suite 510
                                       Alexandria, Virginia  223l4
        84-09l6344                            (703) 549-5293
    (IRS Employer I.D.      (Address, including zip code, and telephone number,
         Number)             including area of principal executive offices)

                                  Geert Kersten
                        66 Canal Center Plaza, Suite 510
                           Alexandria, Virginia 223l4
                                           (703) 549-5293
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

        Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                As soon as practicable after the effective date
                         of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


                               Page 1 of   Pages
                          Exhibit Index Begins on Page

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each                          Proposed    Proposed
  Class of                              Maximum     Maximum
Securities               Securities    Offering    Aggregate      Amount of
  to be                    to be       Price Per    Offering     Registration
Registered               Registered     Unit (1)     Price           Fee
----------               ----------    ----------  ----------    -------

Common Stock (2)         1,035,000        $3.69    $3,819,150       $1,317


Total                    1,035,000                 $3,819,150       $1,317


(1) Offering price computed in accordance with Rule 457(c).

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                               CEL-SCI CORPORATION

                        1,035,000 Shares of Common Stock


         This Prospectus relates to the sale by the Company of up to 1,035,000 shares of Common Stock issuable upon the exercise of Warrants.

         The Warrants are exercisable at any time prior to February 7, 1998. Every five Warrants allows the holder to purchase one share of the Company's Common Stock at a price of $6.00 per share.

         The Warrants were issued in connection with the Company's February 1992 public offering of Units. Each Unit consisted of five shares of Common Stock and five and Common Stock Purchase Warrants.

         The Company, upon 30-days notice, may accelerate the expiration date of the Warrants, provided, however, that at the time the Company gives such notice of acceleration (1) the Company has in effect a current registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants and (2) at any time during the 30 day period preceding such notice, the average closing bid price of the Company's Common Stock has been at least 20% higher than the warrant exercise price for l5 consecutive trading days. If the expiration date is accelerated, all Warrants not exercised within the 30-day period will expire.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE OF THIS PROSPECTUS AND "DILUTION AND COMPARATIVE SHARE DATA".

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
           OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

         On , 1997 the closing prices of the Company's Common Stock and Warrants on the American Stock Exchange were $ and $ respectively.
See "Market Information".


                                       Underwriting
                   Price to            Discounts and       Proceeds to
                   Public              Commissions (1)     Company (2)



Per Share            $6.00                       -               $6.00

Total           $6,210,000                       -          $6,210,000

(1) The Company does not intend to pay any commissions or other forms of compensation to any person in connection with this offering.

(2) Before deducting offering expenses payable by the Company estimated to be $30,000.

         There is no minimum number of shares which are required to be sold upon the exercise of the Warrants.

                  The date of this Prospectus is July  , 1997


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at its office in Washing- ton, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                        66 Canal Center Plaza, Suite 510
                              Alexandria, VA 22314
                                 (703) 549-5293
                              Attention: Secretary

         The following documents filed with the Commission by the Company (Commission File No. 0-11503) are hereby incorporated by reference into this
Prospectus:

         (1) The Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1996; and

         (2) The Company's report on Form 10-Q for the six months ending March 31, 1997

         (3) The Company's Proxy Statement relating to the Company's June 3, 1997 Annual Meeting of Shareholders.

         All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

         THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.



The Company

         CEL-SCI Corporation (the "Company") was formed as a Colorado corporation in 1983. The Company is involved in the research and development of certain drugs and vaccines. The Company's first product, MULTIKINETM, manufactured using the Company's proprietary cell culture technologies, is a combination, or "cocktail", of natural human interleukin-2 ("IL-2") and certain lymphokines and cytokines. MULTIKINE is being tested to determine if it is effective in improving the immune response of cancer patients. The Company's second product, HGP-30, is being tested to determine if it is an effective treatment/ vaccine against the AIDS virus. In addition, the Company recently acquired a new patented T-cell Modulation Process which uses "heteroconjugates" to direct the body to chose a specific immune response. The Company intends to use this new technology to improve the cellular immune response of persons vaccinated with HGP-30 and to develop potential treatments and/or vaccines against various diseases. Present target diseases are herpes, malaria and tuberculosis.

         Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of immunogenicity and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy for safety within an expanded group of patients at geographically dispersed test sites.

         In March 1995, the Canadian Health Protection Branch, Health and Welfare Ministry gave clearance to the Company to start a phase I/II cancer study using MULTIKINE. The study, which will enroll up to 30 head and neck cancer patients who have failed conventional treatments, will be conducted at several sites in the United States and Canada and is designed to evaluate safety, tumor responses and immune responses in patients treated with multiple courses of MULTIKINE. The length of time that each patient will remain on the investigational treatment will depend on the patient's response to treatment. In May l995, the U.S. Food and Drug Administration (FDA) authorized the export of the Company's MULTIKINE drug to Canada for purposes of this study.

         In February 1996 the FDA authorized the Company to conduct two human clinical studies using MULTIKINE and focusing on prostate and head and neck cancer. The prostate study is being conducted at Jefferson Hospital in Philadelphia, Pennsylvania and will involve up to 15 prostate cancer patients who have failed on hormonal therapy. The head and neck cancer study will involve up to 30 cancer patients who have failed using conventional therapies. The head and neck cancer study in the U.S. is being conducted in conjunction with the Company's Canadian head and neck cancer study.

         Viral Technologies, Inc. ("VTI"), a wholly-owned subsidiary of the Company, is engaged in the development of a possible treatment/vaccine for AIDS. VTI's technology may also have application in the treatment of AIDS-infected individuals and the diagnosis of AIDS. VTI's AIDS treatment/ vaccine, HGP-30, has completed certain Phase I human clinical trials. In the Phase I trials, the vaccine was administered to volunteers who were not infected with the HIV virus in an effort to determine safe and tolerable dosage levels.

         In April 1995 VTI, with the approval of the California Department of Health Services Food and Drug Branch (FDB), began another clinical trial in California using volunteers who received two vaccinations. The volunteers receiving the two lowest dosage levels were asked to donate blood for a SCID mouse HIV challenge study. The SCID mouse is considered to be the best available animal model for HIV because it lacks its own immune system and therefore permits human cell growth. White blood cells from the five (5) vaccinated volunteers and from normal donors were injected into groups of SCID mice. They were then challenged with high levels of a different strain of the HIV virus than the one from which HGP-30 is derived. Infection by virus was determined and confirmed by two different assays, p24 antigen, a component of the virus core, and reverse transcriptase activity, an enzyme critical to HIV replication. Approximately 78% of the SCID mice given blood from vaccinated volunteers showed no HIV infection after virus challenge as compared to 13% of the mice given blood from unvaccinated donors.

         All of the Company's products are in the early stages of development. The Company does not expect to develop commercial products for several years, if at all. The Company has had operating losses since its inception, had an accumulated deficit of approximately $35,100,000 at March 31, 1997, and expects to incur substantial losses for the foreseeable future.

         In August 1996 the Company sold, in a private transaction, 5,000 shares of its Series B Preferred Stock (the "Series B Preferred Shares") for $5,000,000 or $1,000 per share. At the purchasers' option, up to 2,500 Series B Preferred Shares were convertible, on or after ten days from the date the shares were registered for public sale (the "Effective Date"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 87% of the Closing Price of the Company's Common Stock. All Preferred Shares were convertible, on or after 40 days from the Effective Date, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. The term "Closing Price" was defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the conversion price could not be less than $3.60 nor more than $14.75. Each Preferred Share was entitled to a quarterly dividend, if, as, and when declared by the Board of

Directors, of $17.50. By means of a separate Registration Statement filed with the Securities and Exchange Commission, the shares issuable upon the conversion of the Series B Preferred Shares were registered for public sale. Prior to December 20, 1996 1,900 Series B Preferred Shares were converted into 527,774 shares of the Company's common stock. In December 1996 the Company repurchased 2,850 Series B Preferred Shares for $2,850,000 plus warrants which allow the holders to purchase up to 99,750 shares of the Company's common stock for $4.25 per share at any time prior to December 15, 1999. The Company raised funds required for this repurchase from the sale of its Series C Preferred Stock. In May 1997 all remaining 250 shares of the Series B Preferred Stock were converted into 69,444 shares of common stock.

         In December 1996 the Company raised $2,850,000 from the sale of units consisting of 2,850 shares of the Company's Series C Preferred Stock, 379,763 Series A Warrants and 379,763 Series B Warrants. The Series C Preferred Shares were convertible into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock (the "Conversion Price"). The term "Closing Price" was de- fined as the average closing bid price of the Company's Common Stock over the five day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the Conversion Price could not be more than $4.00. Each Series A Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1998. Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1999. The shares issuable upon the conversion of the Series C Preferred Shares and the exercise of the Warrants are being offered for public sale by means of a separate Registration Statement. As of June 30, 1997 all shares of the Series C Preferred Stock had been converted into 915,271 shares of the Company's common stock.

Acquisition of MULTIKINE Technology

         The MULTIKINE technology being tested by the Company was developed by a group of researchers and was assigned, during l980 and 1981, to Hooper Trading Company, N.V., a Netherlands Antilles' corporation ("Hooper"), and Shanksville Corporation, also a Netherlands Antilles corporation ("Shanksville"). The MULTIKINE technology assigned to Hooper and Shanksville was licensed to Sittona Company, B.V., a Netherlands corporation ("Sittona"), effective September, l982 pursuant to a licensing agreement which required Sittona to pay Hooper and Shanksville royalties on income received by Sittona with respect to the MULTIKINE technology. In l983, Sittona licensed the MULTIKINE Technology to the Company and received from the Company a $1,400,000 advance royalty payment. At such time as the Company generated revenues from the sale or sublicense of this technology, the Company was required to pay royalties to Sittona equal to l0% of net sales and l5% of the licensing royalties received from third parties. In that event, Sittona, pursuant to its licensing agreements with Hooper and Shanksville, was required to pay to those companies a minimum of l0% of any royalty payments received from the Company. The license agreement with Sittona also required the Company to bear the expense of preparing, filing and processing patent applications and to obtain and maintain patents in the United States and foreign countries on all inventions, developments and improvements made by or on behalf of the Company relating to the MULTIKINE technology. The license was to remain in effect until the expiration or abandonment of all patent rights or until the MULTIKINE technology entered into the public domain, whichever was later.

         Prior to October, 1996, Maximilian de Clara, an Officer, Director and shareholder of the Company, owned 50% and 30%, respectively, of Hooper and Shanksville. Between 1985 and October 1996 Mr. de Clara owned all of the issued and outstanding stock of Sittona. In October 1996, Mr. de Clara disposed of his interest in Hooper, Shanksville and Sittona.

         In January 1997 Hooper and Shanksville sold all of their rights in the MULTIKINE technology to Sittona. Immediately following these transactions, Sittona sold all of its rights in the MULTIKINE technology to the Company, including all rights acquired from Hooper and Shanksville, in consideration for $500,000 in cash and 751,678 shares of the Company's common stock. The shares of the Company's Common Stock acquired by Sittona as a result of this transaction are being offered to the public by means of this Prospectus. See "Selling Shareholder".

Executive Offices

         The Company's executive offices are located at 66 Canal Center Plaza, Suite 510, Alexandria, Virginia 22314, and its telephone number is (703) 549-5293.
                                  THE OFFERING

Securities offered by the Company.....................
    1,035,000 shares of Common Stock issuable upon the exercise of Warrants. The Warrants were sold to the public in the Company's February 1992 public offering as part of a Unit. Every five Warrants entitle the holder to purchase one share of Common Stock at a price of $6.00 per share at any time prior to February 7, 1998, subject to the Company's rights to redeem the Warrants under certain circumstances. See "Description of Securities."

Common Stock outstanding prior o this offering...........         10,383,07l

Common Stock to be outstanding after this offering.........       11,418,071
(1)

Use of proceeds ............
         To finance the Company's business, including research, clinical trials and general and administrative expenses. See "Use of Proceeds".

(1) Assumes all Warrants are exercised. Number of shares outstanding excludes shares of Common Stock issuable upon the exercise of currently outstanding options and warrants, and shares of Common Stock issuable upon the conversion of other convertible securities issued by the Company. See "Dilution and Comparative Share Data".

Risk Factors:
         The purchase of the Securities offered by this Prospectus involves a high degree of risk. Risk factors include the following: lack of revenues and history of loss, need for additional capital, government regulation, need for FDA approval, and dilution. See "Risk Factors."

AMEX Symbols:           Common Stock:  HIV
                        Warrants:  HIV WS
Summary Financial Data

                                   For the Years Ended September 30,
                   -------------------------------------------------
                     1996           1995         1994         1993         1992
                     -----         ------       ------       ------       -----
Investment Income &
  Other Revenues $  322,370     $ 423,765     $624,670     $997,964     $434,180

Expenses:
Research and
  Development     3,471,477     1,824,661    2,896,109    1,307,042      481,697

Depreciation
  and
 Amortization       290,829       262,705      138,755       55,372       33,536

General and
  Administrative  2,882,958     1,713,912    1,621,990    1,696,119    1,309,475
  Equity in loss
  of joint ven-
  ture                3,772       501,125      394,692      344,423      260,388
                  ---------     ---------      -------      -------      -------

Net Loss       $(6,326,666)  $(3,878,638) $(4,426,876) $(2,404,992) $(1,650,916)
                ==========    ==========   ==========   ==========   ==========

Loss per
 common share       $(0.98)       $(0.89)      $(1.06)      $(0.58)      $(0.42)

Weighted average
  common shares
  outstanding     6,425,316     4,342,628    4,185,240    4,155,431    3,953,233

Balance Sheet Data

                                         September 30,
                     1996          1995         1994         1993          1992
                    ------        ------       ------       ------        -----

Working Capital $10,266,104  $3,983,699   $5,795,191   $10,296,472   $13,043,012
Total Assets     11,878,370   6,359,011    8,086,670    11,633,090    13,769,504
Current
   Liabilities      274,410     491,860      472,040       505,699       405,228
Long Term and Other
   Liabilities       19,638   1,025,118      935,562       182,532        61,858
Total
   Liabilities      294,048   1,516,978    1,407,602       688,231       467,086
Shareholders'
   Equity        11,584,322   4,842,033    6,679,068    10,944,859    13,302,4l8

No common stock dividends have been declared by the Company since its inception.

                                  RISK FACTORS

         An investment in the Company's Securities involves a high degree of risk. Prospective investors are advised that they may lose all or part of their investment. Prospective investors should carefully review the following risk factors.

         Lack of Revenues and History of Loss. The Company has had only limited revenues since it was formed in 1983. Since the date of its formation and through March 31, 1997, the Company has incurred net losses of approximately $35,100,000. During the years ended September 30, 1994, 1995 and 1996 the Company suffered losses of $4,426,876, $3,878,638 and $6,326,666 respectively. The Company has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. All of the Company's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, the Company expects to incur substantial losses for the foreseeable future.

         Need for Additional Capital. Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration ("FDA"), involve significant costs. The Company expects that it will need additional financing in order to fund the costs of future clinical trials, related research, and general and administrative expenses. The Company may be forced to delay or postpone development and research expenditures if the Company is unable to secure adequate sources of funds. These delays in development may have an adverse effect on the Company's ability to produce a timely and competitive product. There can be no assurance that the Company will be able to obtain additional funding from other sources.

         Viral Technologies, Inc. ("VTI"), a wholly-owned subsidiary of the Company, is dependent upon funding from the Company for its operations and research programs.

         Cost Estimates. The Company's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If the Company's cost estimates are incorrect, the Company will need additional funding for its research efforts.

         Government Regulation - FDA Approval. Products which may be developed by the Company or Viral Technologies, Inc. (or which may be developed by affiliates or licensees) will require regulatory approvals prior to sale. In particular, therapeutic agents and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by the Company, VTI or its licensees, and there can be no assurance that such approvals will be granted. Any failure to obtain or any delay in obtaining such approvals may adversely affect the ability of potential licensees or the Company to successfully market any products developed. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. The clinical trial which VTI is conducting in California is regulated by government agencies in California and obtaining approvals from states for clinical trials is likewise expensive and time consuming.

         Dependence on Others to Manufacture Product. The Company has an agreement with an unrelated corporation for the production, until 1997, of MULTIKINE for research and testing purposes. At present, this is the Company's only source of MULTIKINE. If this corporation could not, for any reason, supply the Company with MULTIKINE, the Company estimates that it would take approximately six to ten months to obtain supplies of MULTIKINE under an alternative manufacturing arrangement. The Company does not know what cost it would incur to obtain this alternative source of supply.

         Technological  Change.  The  biomedical  field in which the  Company is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents and diagnostic products from the compounds, compositions and processes licensed to the Company, through Company financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field. There can be no assurance that the Company will achieve or maintain such a competitive position or that other technological developments will not cause the Company's proprietary technologies to become uneconomical or obsolete.

         Certain of the Company's products, as well as certain technology relating to such products, are covered by U.S. and foreign patents licensed to the Company. There is no assurance that any pending patent applications or any patent applications which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford the owners of the patents and the Company. Disputes may arise between the owners of the patents or the Company and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that the Company or the owners of the patents will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to the Company. The scope and validity of such patents, if any, the extent to which the Company or the owners of the patents may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as the Company relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

         Patents. Since 1983 the Company has filed applications for United States and foreign patents covering certain aspects of the technology. As of the date of this Prospectus nine patents have been issued in the United States and three patents have been issued in Europe. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford the owners of the patents and the Company. Disputes may arise between the Company and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that the Company will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to the Company. The scope and validity of such patents, if any, the extent to which the Company may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as the Company relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. The Company's first patent will expire in the year 2000. Since the Company's IND application relating to MULTIKINE has only recently been cleared by the FDA, and since the Company does not know if it will ever be able to sell Multikine on a commercial basis, the Company cannot predict what effect the expiration of this patent will have on the Company. Notwithstanding the above, the Company believes that later issued patents will protect the technology associated with Multikine past the year 2000.

         Product Liability. Although the Company has product liability insurance for its MULTIKINE and HGP-30 vaccines, the successful prosecution of a product liability case against the Company could have a materially adverse effect upon its business if the amount of any judgment exceeds the Company's insurance coverage.

         Dependence on Management and Scientific Personnel. The Company is dependent for its success on the continued availability of its executive officers. The loss of the services of any of the Company's executive officers could have an adverse effect on the Company's business. The Company does not carry key man life insurance on any of its officers. The Company's future success will also depend upon its ability to attract and retain qualified scientific personnel. There can be no assurance that the Company will be able to hire and retain such necessary personnel.

         Options, Warrants and Convertible Securities. The Company has issued options, warrants and other convertible securities ("Derivative Securities") which allow the holders to acquire additional shares of the Company's Common Stock. In some cases the Company has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities underlying certain Derivative Securities will be available for public sale. Such filings could result in substantial expense to the Company and could hinder future financings by the Company.

         For the terms of these Derivative Securities, the holders thereof will have an opportunity to profit from any increase in the market price of the Company's Common Stock without assuming the risks of ownership. Holders of such Derivative Securities may exercise and/or convert them at a time when the Company could obtain additional capital on terms more favorable than those provided by the Derivative Securities. The exercise or conversion of the Derivative Securities will dilute the voting interest of the owners of presently out- standing shares of the Company's Common Stock and may adversely affect the ability of the Company to obtain additional capital in the future. The sale of the shares of Common Stock issuable upon the exercise or conversion of the Derivative Securities could adversely affect the market price of the Company's stock. See "Dilution and Comparative Share Data".

         Competition. The competition in the research, development and commercialization of products which may be used in the prevention or treatment of cancer and AIDS is intense. Major pharmaceutical and chemical companies, as well as specialized genetic engineering firms, are developing products for these diseases. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and AIDS and are expected to become more active in the future.

         Determination of Offering Price. The exercise price of the Warrants was determined by the Company based upon factors such as the Company's capital needs, the percentage of ownership to be held by Warrant holders, the general condition of the securities markets and other relevant factors. The exercise price of the Warrants does not necessarily bear any relationship to the Company's assets, book value, earnings history or other investment criteria.

         Offering Proceeds. There is no minimum number of Warrants which is required to be sold in this Offering. Accordingly, only a limited number of Warrants may be exercised and as a result, the corresponding proceeds to the Company from this Offering may be small. See "Use of Proceeds".

         Lack of Dividends. There can be no assurance the Company will be profitable. At the present time, the Company intends to use available funds to finance the Company's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by the Company. The Company does not presently intend to pay dividends on its common stock and there can be no assurance that common stock dividends will ever be paid.

         Dilution. Persons purchasing the securities offered by this Prospectus will suffer immediate dilution since the price paid for the securities offered will likely be more than the net tangible book value of the Company's Common Stock. See "Dilution and Comparative Share Data."

         Preferred Stock. The Company's Articles of Incorporation authorize the Company's Board of Directors to issue up to 200,000 shares of Preferred Stock. The provisions in the Company's Articles of Incorporation relating to the Preferred Stock allow the Company's directors to issue Preferred Stock with multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issuance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Common Stock issuable upon the exercise of the Warrants (assuming all Warrants are exercised) are estimated to be approximately $6,200,000 after deducting offering expenses.

         Notwithstanding the above, there is no minimum number of Warrants which is required to be sold in this Offering. Accordingly, only a limited number of Warrants may be exercised and as a result, the corresponding proceeds to the Company from this Offering may be small.

         The Company anticipates that the net proceeds from this offering will be used to finance the Company's research, clinical trials and general and administrative expenses.

                       DILUTION AND COMPARATIVE SHARE DATA

         As of June 30, 1997 the Company had 10,383,071 shares of Common Stock issued and outstanding with a net tangible book value (total assets less total liabilities and intangible assets) of $0.75 per share. The following illustrates per share dilution to purchasers of the Common Stock issuable upon the exercise of the Warrants as well as other comparative share data, assuming all Warrants are exercised. The number of shares outstanding excludes shares of Common Stock issuable on exercise of outstanding options, warrants and other convertible securities previously issued by the Company.

Public Offering Price (Warrant Exercise Price) .................         $6.00
Shares Outstanding After This Offering .........................    11,418,071
Net Tangible Book Value Per Share of Common Stock Prior
    To This Offering ...........................................         $0.75
Pro Forma Net Tangible Book Value Per Share of Common Stock
    After This Offering ........................................         $1.27
Gain in Book Value Per Share to Present Shareholders ...........         $0.52
Dilution Per Share to Purchasers of Common Stock ...............         $4.73
Equity Ownership by Present Shareholders Following Offering ....           91%
Equity Ownership by Investors in this Offering .................            9%

         "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of the Company from its total assets. Tangible assets exclude deposits and patent costs. "Dilution" is the difference between the public offering price and the net tangible book value of the Company's shares of Common Stock immediately after the Offering.

         The following table reflects the additional shares which may be issued as the result of the exercise of outstanding options and warrants or the conversion of other securities issued by the Company.

                                                      Number of       Note
                                                        Shares      Reference

         Outstanding as of June 30, 1997             10,383,071

         Shares offered by this Prospectus           10,035,000

Other Shares Which May Be Issued:

         Shares issuable upon exercise of
           Series A and Series B Warrants               759,526         A

         Shares issuable upon exercise of warrants
           held by former holders of the
           Company's Series B Preferred Stock.           99,750         B

         Shares issuable upon exercise of warrants  issued to Selling Agent,  or its assigns, in connection with the Company's June and September 1995
           Private Offerings                             16,120         C

         Shares issuable upon exercise of warrants  issued to Selling Agent,  or its assigns, in connection with the Company's August 1996
           Private Offering                              15,355         D

         Shares issuable upon exercise of
           options granted to Company's officers,
           directors, employees and consultants       1,669,050         E

         Shares outstanding (as adjusted)            13,977,872

A. In December 1996 the Company raised $2,850,000 from the sale of units consisting of 2,850 shares of the Company's Series C Preferred Stock, 379,763 Series A Warrants and 379,763 Series B Warrants. The Series C Preferred Shares were convertible into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by the 85% of Closing Price of the Company's Common Stock (the "Conversion Price"). The term "Closing Price" was defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock.
    Notwithstanding the above, the Conversion Price could not be more than $4.00. Each Series A Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1998. Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1999. By means of a separate Registration Statement, the shares issuable upon the conversion of the Series C Preferred Shares and the exercise of the Warrants are being offered for public sale. As of June 30, 1997 all shares of the Series C Preferred Stock had been converted into 915,271 shares of the Company's common stock.

B. In August 1996 the Company sold, in a private transaction, 5,000 shares of its Series B Preferred Stock (the "Preferred Shares") for $5,000,000 or $1,000 per share. At the purchasers' option, up to 2,500 Preferred Shares were convertible, on or after November 7, 1996 (the "Effective Date"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. All Preferred Shares were convertible, on or after 40 days from the Effective Date, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number of the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. The term "Closing Price" was defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock.
    Notwithstanding the above, the conversion price could not be less than $3.60 nor more than $14.75. The Preferred Shares were entitled to a quarterly dividend of $17.50 per share. By means of a separate Registration Statement filed with the Securities and Exchange Commission, the shares issued upon the conversion of the Series B Preferred Shares were registered for public sale. Prior to December 20, 1996 1,900 Series B Preferred Shares were converted into 527,774 shares of the Company's common stock. In December 1996 the Company repurchased 2,850 Series B Preferred Shares for $2,850,000 plus warrants which allow the holders to purchase up to 99,750 shares of the Company's common stock for $4.25 per share at any time prior to December 15, 1999. The Company raised the funds required for this repurchase from the sale of its Series C Preferred Stock. In May 1997 all remaining 250 shares of the Series B Preferred Stock were converted into 69,444 shares of common stock.

C. In connection with the Company's June and September l995 Private Offerings, Neidiger/Tucker/Bruner, Inc., the Sales Agent for these offerings, received a commission, a non-accountable expense allowance and warrants to purchase
    (i) 57,500 shares of the Company's Common Stock at $2.00 per share, (ii) 57,500 shares at $2.40 per share, and (ii) an additional 115,000 shares at $3.25 per share. Prior to the date of this Prospectus the Sales Agent (and/or its assigns) collectively exercised Warrants pertaining to 213,880 shares of the Company's Common Stock. By means of a separate Registration Statement, the shares of Common Stock issuable upon the exercise of the remaining Warrants issued to the Sales Agent have been registered for public sale.

D. In connection with the Company's August l996 Private Offering, Shoreline Pacific Institutional Finance, the Sales Agent for such offering, received a commission plus warrants to purchase 15,355 shares of the Company's Common Stock at $6.51 per share. By means of a separate Registration Statement, the shares of Common Stock issuable upon the exercise of the Warrants issued to the Sales Agent (or its assigns) have been registered for public sale.

E. The options are exercisable at prices ranging from $2.38 to $19.70 per share. The Company may also grant options to purchase 300,907 additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

                              PLAN OF DISTRIBUTION

         The Warrants may be exercised by surrendering properly endorsed certificates therefor to the Warrant Agent accompanied by payment in full of the exercise price for each share of Common Stock as to which the Warrants are being exercised and any applicable transfer or other taxes. Payment of the exercise price of Warrants may be made by tendering cash, a personal check or a cashier's check only.

         The Company must have on file a current registration statement with the Securities and Exchange Commission pertaining to the Common Stock underlying the Warrants in order for a holder to exercise the Warrants. The shares underlying the Warrants must also be registered or exempt for sale under the securities laws of the state in which the Warrant holder resides. The Company intends to use its best efforts to keep the Registration Statement incorporating this Prospectus current, but there can be no assurance that such Registration Statement (or any other registration statement filed by the Company covering shares underlying the Warrants) can be kept current. In the event the Registration Statement covering the underlying Common Stock is not kept cur-rent, or if the Common Stock underlying the Warrants is not registered or exempt for sale in the state in which a Warrant holder resides, the Warrants may be deprived of any value.

         Upon any exercise of the Warrants, the Company has agreed to pay broker/dealers (the "Selling Agents") a commission of % of the aggregate exercise price for Warrant exercises solicited by the Selling Agents if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by the Selling Agent as designated in writing on the

Warrant Certificate subscription form; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements is made at the time of exercise of the Warrant; and (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the 1934 Act. A portion of the Selling Agents' fee may be reallowed by the Selling Agents to participating broker-dealers. The Company will not be required to pay a fee to any Selling Agent with respect to any Warrant exercise solicited solely by the Company.

         Rule 10b-6 will prohibit any Selling Agent from engaging in any market making activities with regard to the Company's securities for the period commencing nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Selling Agent of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Selling Agent may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Selling Agents may be unable to make a market in the Company's securities during certain periods while the Warrants are exercisable.

                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue 100,000,000 shares of Common Stock, (the "Common Stock"). Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the out-standing Common Stock can elect all directors.

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

         Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable and all of the shares of Common Stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.

Preferred Stock

         The Company is authorized to issue up to 200,000 shares of Preferred Stock. The Company's Articles of Incorporation provide that the Board of Directors has the authority to divide the Preferred Stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the Preferred Stock without shareholder approval, the Preferred Stock could be issued to defend against any attempted take- over of the Company.

         In May 1996 the Company sold 3,500 shares of its Series A Preferred Stock (the "Preferred Shares") for $3,500,000 or $1,000 per share. All Preferred Shares were convertible on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number to the amount determined by dividing $1,000 by 83% of the Closing Price of the Company's Common Stock. The term "Closing Price" was defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. All outstanding shares of the Series A Preferred Stock have since been converted into 632,041 shares of the Company's Common Stock. The shares issued upon the conversion of the Series A Preferred Stock were offered for public sale by means of a separate registration statement.

         See "Dilution and Comparative Share Data" for information concerning the Company's Series B and Series C Preferred Stock.

Publicly Traded Warrants

         In connection with the Company's February, 1992 public offering, the Company issued 5,175,000 Warrants. Every five Warrants entitle the holder to purchase one share of the Company's Common Stock at a price of $6.00 per share prior to February 7, 1998. The Warrants were issued pursuant to the terms of a Warrant Agreement between the Company and American Securities Transfer, Inc. (the "Warrant Agent"). The Company has authorized and reserved for issuance l,035,000 shares of Common Stock issuable upon the exercise of the Warrants.

         The Company, upon 30-days notice, may accelerate the expiration date of the Warrants, provided, however, that at the time the Company gives such notice of acceleration (1) the Company has in effect a current registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants and (2) at any time during the 30 day period preceding such notice, the average closing bid price of the Company's Common Stock has been at least 20% higher than the warrant exercise price for 15 consecutive trading days. If the expiration date is accelerated, all Warrants not exercised within the 30-day period will expire.

         Other provisions of the Warrants are set forth below. This information is subject to the provisions of the Warrant Certificate representing the Warrants.

         1. Holders of the Warrants may sell the Warrants rather than exercise them. However, there can be no assurance that a market will develop or continue as to the Warrants.

         2. Unless exercised within the time provided for exercise, the Warrants will automatically expire.

         3. The exercise price of the Warrants may not be increased during the term of the Warrants, but the exercise price may be decreased at the discretion of the Company's Board of Directors by giving each Warrant holder notice of such decrease. The exercise period for the Warrants may be extended by the Company's Board of Directors giving notice of such extension to each Warrant holder of record.

         4. There is no minimum number of shares which must be purchased upon exercise of the Warrants.

         5. The holders of the Warrants in certain instances are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits, reclassifications, and mergers.

         6. The holders of the Warrants have no voting power and are not entitled to dividends. In the event of a liquidation, dissolution, or winding up of the Company, holders of the Warrants will not be entitled to participate in the distribution of the Company's assets.

Transfer Agent

         American Securities Transfer, Inc., of Denver, Colorado, is the transfer agent and registrar for the Company's Common Stock and Warrants.

                                   LITIGATION

         In February 1996 the Company filed a lawsuit against ImmunoRx and Dr. John Hadden for contract breach, tortious interference of contract and patent infringement concerning the Company's MULTIKINE drug. The lawsuit, filed in the U.S. District Court for the Middle District of Florida, seeks damages and the termination of certain research and clinical studies being conducted by ImmunoRx and Dr. Hadden. From 1984 to 1992, Dr. Hadden consulted with the Company, performed research on MULTIKINE and manufactured MULTIKINE for the Company's head and neck cancer study in Florida. In early 1993, Dr. Hadden signed a separation agreement with the Company acknowledging the Company's ownership of both MULTIKINE and the research results. The Company has learned that Dr. Hadden and ImmunoRx are apparently making copies of MULTIKINE, in contravention of the separation agreement and the patents covering MULTIKINE, and have begun clinical studies in a foreign country using a copy of MULTIKINE. See "Business Compounds and Processes Licensed to the Company".

                                     EXPERTS

         The financial statements incorporated by reference in this prospectus by reference from the Company's Annual Report on Form l0-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Company's Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably en-titled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20001, a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the Exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an Exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of each document may be inspected at the Commission's offices at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and the Midwest Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60681-2511. This Registration Statement and the related exhibits may also be inspected at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. Copies may be obtained at the Washington, D.C. office upon payment of the charges prescribed by the Commission.

         No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus. Any information or representation not contained in this Prospectus must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.



                                TABLE OF CONTENTS
                                                                            Page

Prospectus Summary ...........................................          5
Risk Factors .................................................         10
Use of Proceeds...............................................         14
Dilution and Comparative Share Data ..........................         14
Plan of Distribution .........................................         17
Description of Securities ....................................         18
Litigation ...................................................         21
Experts ......................................................         21
Indemnification ..............................................         21
Additional Information .......................................         21





                                  Common Stock

                               CEL-SCI CORPORATION




                                   PROSPECTUS

                                     PART II

                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.

             SEC Filing Fee                                      $1,317
             NASD Filing Fee                                      1,158
             Blue Sky Fees and Expenses                             100
             Printing and Engraving Expenses                        100
             Legal Fees and Expenses                             20,000
             Accounting Fees and Expenses                         3,000
             Transfer Agent Fees                                    -
             Miscellaneous Expenses                               4,325
                                                                 ------

             TOTAL                                              $30,000

    All expenses other than the S.E.C. and NASD filing fees are estimated.

Item 25.  Indemnification of Officers and Directors.

         It is provided by Section 7-109-102 of the Colorado Revised Statutes and the Company's Bylaws that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of the Company.

Item 16.  Exhibits

3(a)     Articles of Incorporation      Incorporated  by  reference  to Exhibit
                                        3(a)   of   the   Company's    combined
                                        Registration  Statement on Form S-1 and
                                      Post-
                                        Effective   Amendment    ("Registration
                                        Statement"),      Registration     Nos.
                                        2-85547-D and 33-7531.

 (b)     Amended Articles               Incorporated  by  reference  to Exhibit
                                        3(a)  of  the  Company's   Registration
                                        Statement  on  Form  S-1,  Registration
                                        Nos. 2-85547-D and 33-7531.

 (c)     Amended Articles                   Filed  as   Exhibit   3(c)  to  the
                                        Company's (Name change only)
                                        Registration   Statement  on  Form  S-1
                                        Registration Statement (No. 33-34878).

 (d)     Bylaws                             Incorporated    by   reference   to
                                        Exhibit    3(b)   of   the    Company's
                                        Registration  Statement  on  Form  S-1,
                                        Registration    Nos.    2-85547-D   and
                                        33-7531.

4(a)     Specimen copy of                   Incorporated    by   reference   to
                                        Exhibit Stock  Certificate  4(a) of the
                                        Company's   Registration  Statement  on
                                        Form S-1,  Registration Nos.  2-85547-D
                                        and 33-7531.

 (c)     Form of Common Stock               Incorporated    by   reference   to
                                        Exhibit  Purchase Warrant 4(c) filed as
                                        an    exhibit    to    the    Company's
                                        Registration   Statement  on  Form  S-1
                                        (Registration No. 33-43281).

5.       Opinion of Counsel

10(e)    Employment Agreement with              Filed with  Amendment  Number 1
                                        to the Company's
    Geert Kersten                       Registration   Statement  on  Form  S-1
                                        (Commission File Number 33- 43281).



23(a)    Consent of Hart & Trinen

  (b)    Consent of Deloitte &
         Touche LLP

24.      Power of Attorney                  Included as part of signature page.


Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

              (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling per- sons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling per-son in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on the l4th day of July, 1997.

                                       CEL-SCI CORPORATION


                                       By: /s/ Maximilian de Clara
                                          MAXIMILIAN DE CLARA, PRESIDENT

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Maximilian de Clara       Director and Principal      July l4, 1997
MAXIMILIAN DE CLARA           Executive Officer

/s/ Geert R. Kersten          Director, Principal         July l4, 1997
------------------------
GEERT R. KERSTEN              Financial Officer
                               and Chief Executive
                              Officer

/s/ Mark V. Soresi            Director                    July l4, 1997
MARK V. SORESI

/s/ Donald Hudson             Director                    July l4, 1997
F. DONALD HUDSON